Exhibit 99.3

ACCREDITED HOME LENDERS HOLDING CO. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

We have presented below unaudited pro forma combined condensed financial statements that reflect the merger using the purchase method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger (“Merger”) of Aames Investment Corporation (“Aames”) with Accredited Home Lenders Holding Co. (“Accredited”) pursuant to the Agreement and Plan of Merger dated as of May 24, 2006, by and among Accredited, Aames and AHL Acquisition, LLC (“Merger Agreement”). Consequently, the amounts reflected in the unaudited pro forma combined condensed financial statements are subject to change, and the final amounts may differ substantially. In addition, the management of Accredited and Aames is in the process of implementing its integration plan, which is expected to include employee separations, elimination of duplicative facilities, employee relocations and other restructuring actions. The final result of the plan could result in material revisions to the estimated liabilities reflected in the accompanying unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed income statements for the six-month period ended June 30, 2006 and for the year ended December 31, 2005 give effect to the Merger as if it was completed on January 1, 2005. The unaudited pro forma combined balance sheet as of June 30, 2006 gives effect to the Merger as if it was completed on that date. The unaudited pro forma combined condensed financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto contained in (i) Accredited’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, (ii) Accredited’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (iii) Aames’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and (iv) Aames’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial positions.

Accredited Home Lenders Holding Co. and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

June 30, 2006

(In thousands)

	Accredited	Aames	Combined	Pro Forma Adjustments				Pro Forma Combined
				Debits		Credits
ASSETS
Cash and cash equivalents	$63,842	$50,017	$113,859	$15,000	(6)	$47,655	(3)	$3,613
						77,591	(2B)
Restricted cash	393,620	67,384	461,004					461,004
Accrued interest and other receivables	45,990	38,377	84,367					84,367
Mortgage loans held for sale, net	1,568,985	607,037	2,176,022			9,534	(2D)	2,166,488
Mortgage loans held for investment, net	7,640,643	3,398,074	11,038,717			20,550	(2D)	11,018,167
Derivative assets, including margin account	107,748	42,927	150,675					150,675
Deferred income tax asset, net	77,335	28,829	106,164			8,829	(2D)	124,230
				14,862	(3)
				12,033	(2D)
Prepaid expenses and other assets	116,473	47,556	164,029					164,029
Furniture, fixtures and equipment, net	36,442	10,987	47,429					47,429
Goodwill				61,870	(2)			61,870

Total assets	$10,051,078	$4,291,188	$14,342,266	$103,765		$164,159		$14,281,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Credit facilities	$1,557,109	$578,908	$2,136,017			$15,000	(6)	$2,151,017
Securitization financing	7,643,466	3,398,459	11,041,925					11,041,925
Income taxes payable, current	15,495	—	15,495					15,495
Accounts payable and accrued liabilities	72,853	50,017	122,870			$31,000	(1)	153,870

Total liabilities	9,288,923	4,027,384	13,316,307			46,000		13,362,307

COMMITMENTS AND CONTINGENCIES MINORITY INTEREST IN REIT SUBSIDIARY	97,922	—	97,922					97,922
STOCKHOLDERS’ EQUITY:
Common stock	22	620	642	$620	(2C)	4	(2A)	26
Additional paid-in capital	99,865	656,660	756,525	656,660	(2C)	157,406	(2A)	257,271
Accumulated other comprehensive income	43,572	—	43,572					43,572
Retained earnings (deficit)	520,774	(393,476)	127,298	31,000	(1)	393,476	(2C)	520,774
						31,000	(2C)

Total stockholders’ equity	664,233	263,804	928,037	688,280		581,886		821,643

Total liabilities and stockholders’ equity	$10,051,078	$4,291,188	$14,342,266	$688,280		$627,886		$14,281,872

Accredited Home Lenders Holding Co. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

Six Months Ended June 30, 2006

(In thousands, except per share amounts)

	Accredited	Aames	Combined	Pro Forma Adjustments				Pro Forma Combined
				Debits		Credits
REVENUES:
Interest income	$399,507	$218,157	$617,664			$3,391	(4)	$621,055
Interest expense	(239,111)	(151,214)	(390,325)	$435	(6)			(390,760)

Net interest income	160,396	66,943	227,339	435		3,391		230,295
Provision for losses on loans held for investment	(29,599)	(14,937)	(44,536)					(44,536)

Net interest income after provision	130,797	52,006	182,803	435		3,391		185,759
Gain on sale of loans, net	151,226	28,533	179,759					179,759
Loan servicing income	7,439	4,960	12,399					12,399
Other income	5,400	—	5,400					5,400

Total net revenues	294,862	85,499	380,361	435		3,391		383,317

OPERATING EXPENSES:
Total operating expenses	159,810	91,785	251,595					251,595

Income(loss) before income taxes and minority interest	135,052	(6,286)	128,766	435		3,391		131,722
Income tax provision	52,990	57	53,047	1,182	(7)			54,229
Minority interest-dividends on preferred stock of subsidiary	4,989	—	4,989					4,989

Net income(loss)	$77,073	$(6,343)	$70,730	$1,617		$3,391		$72,504

Earnings (loss) per common share:
Basic	$3.57	$(0.10)						$2.79
Diluted	$3.45	$(0.10)						$2.71
Weighted average shares outstanding:
Basic	21,615	62,547						26,014
Diluted	22,336	62,547						26,735

Accredited Home Lenders Holding Co. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

Year Ended December 31, 2005

(In thousands, except per share amounts)

	Accredited	Aames	Combined	Pro Forma Adjustments				Pro Forma Combined
				Debits		Credits
REVENUES:
Interest income	$610,107	$340,515	$950,622			$10,275	(4)	$960,897
Interest expense	(309,953)	(170,942)	(480,895)	$640	(6)			(481,535)

Net interest income	300,154	169,573	469,727	640		10,275		479,362
Provision for losses on loans held for investment	(62,892)	(40,294)	(103,186)					(103,186)

Net interest income after provision	237,262	129,279	366,541	640		10,275		376,176
Gain on sale of loans, net	313,105	30,277	343,382					343,382
Loan servicing income	10,681	6,330	17,011					17,011
Other income	7,525	—	7,525					7,525

Total net revenues	568,573	165,886	734,459	640		10,275		744,094

OPERATING EXPENSES:
Total operating expenses	301,177	171,275	472,452					472,452

Income (loss) before income taxes and minority interest	267,396	(5,389)	262,007	640		10,275		271,642
Income tax provision	101,986	842	102,828	3,854	(7)			106,682
Minority interest-dividends on preferred stock of subsidiary	9,978	—	9,978					9,978

Net income (loss)	$155,432	$(6,231)	$149,201	$4,494		$10,275		$154,982

Earnings (loss) per common share:
Basic	$7.37	$(0.10)						$6.08
Diluted	$7.07	$(0.10)						$5.87
Weighted average shares outstanding:
Basic	21,097	62,517						25,496
Diluted	21,990	62,517						26,389

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note (1) Basis of Presentation

Effective as of October 1, 2006, Accredited acquired Aames pursuant to the Merger Agreement. Approximately 63.0 million shares of Aames were outstanding as of the effective date of the Merger. Of the shares outstanding, approximately 47.0 million were converted to 4.4 million shares of Accredited common stock (exchange ratio of .0936), and Accredited paid $77.6 million in cash for the remaining 16.0 million shares. The total value of the consideration paid on the effective date was approximately $235 million. On September 28, 2006, Aames paid a final cash dividend of $0.49 per common share to shareholders of record as of September 25, 2006. This dividend was approximately $31.0 million. The dividend paid changed the original purchase price as stated in the Merger Agreement and is reflected in the purchase price of $235 million. Therefore, the unaudited pro forma combined condensed financial statements include an adjustment for this transaction.

The fair value adjustments for Aames’ loans and deferred tax asset were determined by the management of Accredited with the assistance of certain investment banking and consulting firms. Fair value adjustments, where appropriate, will be amortized and accreted into income to produce a level yield to maturity. The resulting discount on loans held for investment, for purposes of the unaudited pro forma combined condensed financial statements, is being accreted into income as more fully described in Note 4. In addition, approximately, $61.9 million in goodwill was recorded as a result of the allocation of fair value. The goodwill recorded in the transaction will subsequently be reviewed for impairment as set forth by the applicable financial accounting standards.

Deferred tax assets and liabilities were recorded to reflect the tax consequences associated with differences between the tax basis and book basis of the assets acquired and liabilities assumed, using an effective tax rate of 40%. Accredited’s actual effective tax rates for the year ended December 31, 2005 and for the six months ended June 30, 2006 were 38.1% and 39.2%, respectively. Accredited calculated an expected pro forma combined effective tax rate of 40%, determined on the basis of federal, state and local statutory tax rates in effect at December 31, 2005 and June 30, 2006.

Certain reclassifications have been made to Aames’ historical financial statements in order to conform to Accredited’s financial statement presentation.

Pro Forma Adjustments

Note (2)

A reconciliation of the excess consideration paid by Accredited over Aames’ net assets acquired, or goodwill, is as follows (in thousands):

Dividends Paid by Aames after June 30, 2006 prior to Merger
Reduce Aames’ retained earnings and increase accounts payable	(1)					$31,000
Cost to Acquire Aames:
Accredited Home Lenders Common Stock Issued	(2A	)				$157,410
Cash Paid to Aames’ Shareholders	(2B	)				77,591
Estimated Cash Paid for Transaction Costs, net of taxes (1)	(3)					32,793

Consideration Paid for Aames						267,794
Aames’ Net Assets at Fair Value:
Aames’ Stockholders’ Equity at June 30, 2006	(2C	)			$263,804
Less dividends accrued					(31,000)

Adjusted Book Value subsequent to Dividends					$232,804
Fair Value Adjustments:
Mortgage loans held-for-sale	(2D	)	(9,534)
Mortgage loans held-for-investment, net	(2D	)	(20,550)
Deferred Tax Asset (net operating loss carry forward)	(2D	)		(8,829)

Fair Value Adjustments			(30,084)	(8,829)
Tax Effect of Fair Value Adjustments (1)			12,033

Total Adjustment to Net Assets Acquired			(18,051)	(8,829)	(26,880)

Adjusted Net Assets Acquired						205,924

Estimated Goodwill Recognized						$61,870

(1)	Assumed effective tax rate of 40%

Purchase accounting adjustments were estimated as follows:

A. Issuance of 4,399,400 shares of Accredited’s common stock at $35.78 (market price of Accredited’s stock at valuation on September 28, 2006) for Aames’ 62,963,514 outstanding shares of common stock at September 28, 2006 at an exchange ratio of 0.0936. These pro forma adjustments include $4,399 allocated to common stock and $157,406,133 allocated to additional paid in capital.

B. The Merger Agreement states that cash paid to Aames’ stockholders will be limited.

C. Elimination of Aames’ stockholders’ equity at June 30, 2006.

D. Fair value adjustments reflect the allocation of the acquisition cost to assets acquired and liabilities assumed based on their estimated fair values and the estimated value of the net operating loss acquired.

Note (3)

Transaction and direct acquisition costs have been estimated in accordance with the criteria specified in FASB Statement No. 141 “Business Combinations” and in EITF Issue No. 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination” and included in the unaudited pro forma combined condensed balance sheet as a component of goodwill (See Note (2) above). A summary of these costs, based on Accredited’s and Aames’ preliminary estimates, is as follows (in thousands):

Professional Fees – not tax deductible	$10,500
Merger Related Compensation and Severance – tax deductible	11,800
Facilities and Other Merger Related Costs – tax deductible	25,355

Total Pre-Tax Transaction Costs	47,655
Less: Related Tax Benefit on Tax Deductible Costs at 40%	(14,862)

Estimated Transaction Costs, Net of Taxes	$32,793

Professional fees include investment banking, legal and other professional fees and expenses associated with stockholder and customer notifications. Merger related compensation and severance costs include employee severance, compensation arrangements, transitional staffing and related employee benefit expenses. Facilities and their costs include lease termination charges resulting from the closing of certain facilities and other various costs related to the Merger. Refinements to the foregoing estimates may occur subsequent to the completion of the Merger. All other costs incurred by Accredited will be capitalized or expensed as incurred, based on the nature of the costs and Accredited’s accounting policies for these costs.

Note (4)

The following table summarizes the estimated fair value adjustment included on the pro forma combined condensed balance sheet relating to mortgage loans held-for-investment, net and the estimated impact of accreting the adjustment into income over its estimated useful life (in thousands):

Category	Discounts	Estimated Life	Year Ended December 31, 2005 Accretion	Six Months Ended June 30, 2006 Accretion
Mortgage loans held-for-investment, net	$(20,550)	3 Years	$(10,275)	$(3,391)

The pro forma accretion above was recognized using the level yield method.

Note (5)

For the year ended December 31, 2005, basic and fully diluted weighted average common stock and common stock equivalents outstanding were determined by adding Accredited’s pro forma weighted average number of common and common stock equivalents giving effect to the Aames acquisition (See Note (2)) assuming 4,399,400 shares to be issued to Aames’ stockholders under the terms of the Merger Agreement.

For the six months ended June 30, 2006, basic and fully diluted weighted average number of shares of common stock and common stock equivalents outstanding were determined by adding Accredited’s pro forma weighted average number of shares of common stock and common stock equivalents giving effect to the Aames acquisition (See Note (2)) and 4,399,400 shares assumed to be issued to Aames’ stockholders under the terms of the Merger Agreement.

Note (6)

Represents additional borrowings available from voluntary and recoverable warehouse line paydowns to cover the cash portion of the purchase price. Interest expense on the warehouse debt is calculated at 5.80% for the six months ended June 30, 2006 and 4.28% for the year ended December 31, 2005.

Note (7)

We have assumed an effective tax rate of 40% for the post-merger organization. The 40% rate is an estimate based upon the data we currently have available. While we believe the 40% rate is a reasonable estimate, the actual effective tax rate could be materially different.

We estimate the value of Aames’ net operating loss to the post-Merger organization to be $20 million. The calculation of the value of a net operating loss is principally determined by applying a complex set of rules set forth in the Internal Revenue Code to an estimate of Aames’ net operating loss immediately prior to the Merger. Because the unaudited pro forma combined condensed financial statements reflect information prior to the actual Merger date, it was necessary to make a number of significant assumptions when calculating the value of the net operating loss available post-Merger. The most significant assumptions made include, but may not be limited, to the following:

•	the amount of Aames’ net operating loss immediately prior to the Merger;

•	the long-term exempt interest rate;

•	the net operating loss expiration dates attributable to the various Aames’ loss years;

•	the amount of built-in gains and losses for tax purposes;

•	the applicable state apportionment factors; and

•	the ability of the post-merger organization to utilize all available tax losses (subject to the statutory limitations).